UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 17, 2005

MAPINFO CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-23078	06-1166630
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

ONE GLOBAL VIEW, TROY, NEW YORK 12180
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (518) 285-6000

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Contract

On February 17, 2005, the board of directors of MapInfo Corporation (the "Company") approved an increase in director compensation for non-employee directors, consisting of both cash and equity compensation. The annual cash retainer for each non-employee director was increased from $7,500 to $10,000. Additional cash retainers for serving as a chairperson of a board committee were increased as follows: for the audit committee chairperson, from $5,000 to $10,000, and for all other committee chairpersons, from $2,500 to $5,000. The number of shares of the Company's common stock that each non-employee director is granted an option to purchase on the date of each annual meeting of shareholders has also been increased from 15,000 to 20,000. All options will be granted under and subject to the terms of the Company's 1993 Director Stock Option Plan. All other director compensation, including fees for attendance at meetings, remains unchanged. No director who also serves as an employee will receive separate compensation for services rendered as a director.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAPINFO CORPORATION

Date: February 23, 2005	By: /s/ K. Wayne McDougall
K. Wayne McDougall Vice President and Chief Financial Officer (principal financial and accounting officer)